Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Corporate Communications, Inc.

407-566-1180

kevin.Inda@cci-ir.com

H&E Equipment Services Reports Fourth Quarter

And Full Year 2005 Results

BATON ROUGE, Louisiana — (March 8, 2006) – H&E Equipment Services, Inc. (NASDAQ: HEES) today announced operating results for the fourth quarter and year ended December 31, 2005.

Fourth Quarter 2005 Highlights

•                  Revenues increased 41.0% to $185.5 million.

•                  EBITDA (as defined below) increased 66.7% to $42.7 million.

•                  Income from operations increased 123.6% to $25.9 million.

•                  Net income increased $13.1 million to $14.7 million.

•                  Rental rates increased approximately 13%.

•                  Gross margin increased in new and used equipment sales, rentals and service.

“We are very pleased with our fourth quarter results as every segment of our business significantly outperformed last year’s fourth quarter,” said John Engquist, H&E Equipment Services president and chief executive officer. “Strong demand for construction equipment, the inherent advantages of our integrated model and solid execution by our management team contributed to our strong financial performance.”

“New equipment sales during the quarter were particularly strong, up 55.6% from a year ago, driven by solid demand for new cranes, aerial work platforms and earthmoving equipment. Rental revenues were also up significantly in the fourth quarter, increasing 24.3% versus the fourth quarter of 2004. Approximately half of the increase in rental revenues was attributable to higher rental rates with the balance coming from fleet growth and greater equipment utilization. Strong demand for used cranes, aerial work

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platforms and earthmoving equipment resulted in a 51.3% increase in used equipment sales during the quarter. Higher new and used equipment sales also translated into stronger parts and service revenues, which increased 40.9% from a year ago,” commented Leslie Magee, H&E Equipment Services chief financial officer.

“Gross margin on equipment rentals, new and used equipment sales, and service each increased versus the fourth quarter of 2004. Higher gross margins in these businesses translated to a 123.6% increase in our income from operations versus the same quarter last year,” added Magee.

2006 Outlook

“Looking to 2006, we continue to see strong growth. We believe non-residential construction spending, the key driver of our business, is in the early stages of a multi-year expansion,” said Engquist. “We also anticipate continued growth in construction spending in the regions where we have focused our operations – the southwest, southeast, gulf coast and intermountain regions of the nation.”

For the year 2006, the Company expects total revenues in the range of approximately $675 million to $690 million, EBITDA in the range of approximately $170 million to $180 million and earnings per share in the range of approximately $1.00 to $1.15, assuming an effective tax rate of approximately 29%. The Company’s 2006 guidance reflects the impact of the Eagle High Reach Equipment acquisition consummated on February 28, 2006, but does not reflect the impact that SFAS No. 123 (R), Share Based Payment, may have on the Company’s results of operations or the dilution of earnings per share for any common stock equivalents that could be granted by the Company in 2006.

FINANCIAL DISCUSSION FOR FOURTH QUARTER ENDED DECEMBER, 31, 2005

•                  Revenues – Total fourth quarter revenues increased $53.9 million to $185.5 million from $131.6 million in the fourth quarter of 2004.

•                  Equipment rentals - Fourth quarter equipment rental revenues were $54.2 million compared to $43.6 million for the fourth quarter of 2004, reflecting an increase of $10.6 million, or 24.3%. At the end of the fourth quarter of 2005, the original acquisition cost of the rental fleet was $522.4 million, up $52.6 million from $469.8 million at the end of the fourth quarter of 2004. For the fourth quarter of 2005, dollar utilization increased to 42.0% from 36.9% for the fourth quarter 2004.

•                  New equipment sales - Fourth quarter new equipment sales were $56.5 million compared to $36.3 million for the fourth quarter of 2004, reflecting an increase of $20.2 million, or 55.6%.

•                  Used equipment sales - Fourth quarter used equipment sales were $34.8 million, representing an $11.8 million, or 51.3%, increase from $23.0 million for the fourth quarter of 2004.

•                  Parts sales - Parts sales for the fourth quarter were $18.9 million, representing a $5.2 million, or 37.9%, increase compared to $13.7 million for the fourth quarter of 2004.

•                  Service revenues - Service revenues for the fourth quarter of 2005 were $12.0 million, representing a $3.7 million, or 44.6%, increase compared to $8.3 million for the fourth quarter of 2004.

•                  Gross Profit – Total gross profit for the fourth quarter of 2005 was $55.9 million compared to $36.2 million for the fourth quarter of 2004, reflecting an increase of $19.7 million, or 54.4%, on higher sales volume and improved margins across all business segments except for a slight decline in gross margin on parts sales. Fourth quarter gross profit margin increased to 30.1% from 27.5% for the fourth quarter of 2004.

•                  Equipment rentals - Fourth quarter gross profit from equipment rentals was $27.1 million compared to $18.9 million for the same time period last year, reflecting an increase of $8.2 million.

•                  New equipment sales - New equipment sales gross profit for the fourth quarter of 2005 increased to $7.1 million from $4.2 million for the fourth quarter of 2004.

•                  Used equipment sales - Used equipment sales gross profit for the fourth quarter increased to $8.1 million from $4.8 million for the fourth quarter of 2004.

•                  Parts sales - Gross profit from parts sales for the fourth quarter of 2005 was $5.4 million compared to $3.9 million.

•                  Service revenues - Gross profit from service revenues for the fourth quarter was $7.6 million compared to $5.0 million for the same time period in 2004.

•                  Income From Operations – Income from operations during the fourth quarter increased $14.3 million, or 123.6%, to $25.9 million from $11.6 million in the fourth quarter of 2004 on higher revenues and gross margins. Income from operations as a percentage of revenues increased to 14.0% from 8.8% in the fourth quarter of 2004.

•                  Net Income – Net income during the fourth quarter increased $13.1 million, or 805.7%, to $14.7 million from $1.6 million in the fourth quarter of 2004. Net income as a percentage of revenues increased to 7.9% from 1.2% in the fourth quarter of 2004.

•                  Selling, General And Administrative Expenses – Selling, general and administrative expenses for the fourth quarter of 2005 were $30.1 million compared to $24.6 million last year, a $5.4 million, or a 22.0%, increase. As a percentage of total revenues, selling, general and administrative expenses for the fourth quarter of this year decreased to 16.2% from 18.7% in the fourth quarter of last year.

•                  EBITDA – We define EBITDA as net income (loss) from continuing operations before interest expense, income taxes and depreciation and amortization. EBITDA for the fourth quarter increased $17.1 million, or 66.7%, to $42.7 million from $25.6 million in the fourth quarter of 2004. EBITDA as a percentage of total revenues increased to 23.0% compared to 19.5% in the fourth quarter of 2004.

FINANCIAL DISCUSSION FOR YEAR ENDED DECEMBER 31, 2005

•                  Revenue – Total revenues for 2005 increased $122.0 million to $600.2 million from $478.2 million in 2004.

•                  Equipment rentals - Equipment rental revenues for 2005 were $190.8 million compared to $160.3 million for 2004, reflecting an increase of $30.5 million, or 19.0%. Dollar utilization for 2005 increased to 38.6% from 33.9% in 2004.

•                  New equipment sales - New equipment sales were $156.3 million compared to $116.9 million for 2004, reflecting an increase of $39.4 million, or 33.7%.

•                  Used equipment sales - Used equipment sales were $111.1 million, representing a $26.1 million, or 30.8%, increase from $85.0 million in 2004.

•                  Parts sales - Parts sales in 2005 were $70.1 million, representing a $12.1 million, or 20.8%, increase compared to $58.0 million in 2004.

•                  Service revenues - Service revenues in 2005 were $41.5 million, representing a $7.8 million, or 23.1%, increase compared to $33.7 million in 2004.

•                  Gross Profit – Total gross profit for 2005 was $181.6 million compared to $123.3 million for 2004, reflecting an increase of $58.3 million, or 47.3%, on higher sales volume and improved margins across all business segments. Gross profit margin increased to 30.3% from 25.8% for 2004.

•                  Equipment rentals - Gross profit from equipment rentals was $89.2 million compared to $60.1 million for 2004, reflecting an increase of $29.1 million.

•                  New equipment sales - New equipment sales gross profit for 2005 increased to $19.2 million from $12.8 million in 2004.

•                  Used equipment sales - Used equipment sales gross profit for 2005 increased to $26.4 million from $17.1 million for 2004.

•                  Parts sales - Gross profit from parts sales for 2005 was $20.5 million compared to $16.5 million.

•                  Service revenues - Gross profit from service revenues for 2005 was $26.1 million compared to $20.8 million for 2004.

•                  Income From Operations – Income from operations during 2005 increased $44.3 million, or 170.6%, to $70.3 million from $26.0 million in 2004 on higher revenues and gross margins. Income from operations as a percentage of revenues increased to 11.7% from 5.4% for 2004.

•                  Net Income – Net income during 2005 increased to $28.2 million, a $41.9 million improvement from a net loss of $13.7 million in 2004. Net income as a percentage of revenues increased to 4.7% from -2.9% for 2004.

•                  Selling, General And Administrative Expenses – Selling, general and administrative expenses for 2005 were $111.4 million compared to $97.5 million last year, a $13.9 million, or a 14.2%, increase. As a percentage of total revenues, selling, general and administrative expenses for 2005 decreased to 18.6% from 20.4% for 2004.

•                  EBITDA – EBITDA for 2005 increased $50.9 million, or 63.9%, to $130.5 million from $79.6 million in 2004. EBITDA as a percentage of total revenues increased to 21.7% from 16.6% for 2004.

Non-GAAP Financial Measures

This press release contains certain Non-GAAP measures (EBITDA). Please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 8, 2006 for a description of our use of this measure. EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, EBITDA is not a measure of financial performance or liquidity under GAAP and should not be considered an alternative to the Company’s other financial information determined under GAAP.

Conference Call

As previously announced, H&E Equipment Services, Inc. management will hold a conference call to discuss fourth quarter and year-end results on Thursday, March 9, 2006 at 10:00 a.m. (Eastern Time). To listen to the call, participants should dial 913-981-5543 approximately 10 minutes prior to the start of the call. A telephonic replay will become available after 1:00 p.m. (Eastern Time) on Thursday, March 9, 2006 and will continue through March 16, 2006 by dialing 719-457-0820 and entering confirmation code 9514364.

The live broadcast of H&E Equipment Services’ quarterly conference call will be available online at www.he-equipment.com or www.earnings.com on March 9, 2006, beginning at 10:00 a.m. (Eastern Time) and will continue to be available for 30 days.

About H&E Equipment Services, Inc.

H&E Equipment Services, Inc. is one of the largest integrated equipment services companies in the United States with 47 full-service facilities throughout the Intermountain, Southwest, Gulf Coast, West Coast and Southeast regions of the United States. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and service support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, and on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and service operations. The Company trades on the Nasdaq Stock Exchange under the symbol “HEES.”  For further information regarding H&E Equipment Services, Inc., please go to www.he-equipment.com and select “Investor Relations.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1933. Statements under the heading “2006 Outlook” above and statements about our beliefs and expectations and statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic conditions and construction activity in the markets where we operate in North America; (2) relationships with new equipment suppliers; (3) increased maintenance and repair costs; (4) our substantial leverage; (5) the risks associated with the expansion of our business; (6) our possible inability to integrate any businesses we acquire; (7) competitive pressures; (8) compliance with laws and regulations, including those relating to environmental matters; and (9) other factors discussed in our public filings, including the risk factors included in the Company’s Registration Statement on S-1 (File No. 333-128996). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

H&E EQUIPMENT SERVICES L.L.C.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004

Revenues:
Equipment rentals	$54,218	$43,620	$190,794	$160,342
New equipment sales	56,474	36,337	156,341	116,907
Used equipment sales	34,807	23,015	111,139	84,999
Parts sales	18,864	13,679	70,066	58,014
Service revenues	12,026	8,250	41,485	33,696
Other	9,085	6,650	30,385	24,214
Total revenues	185,474	131,551	600,210	478,172

Gross profit:
Equipment rentals	27,075	18,872	89,233	60,086
New equipment sales	7,108	4,171	19,172	12,796
Used equipment sales	8,154	4,844	26,443	17,093
Parts sales	5,354	3,945	20,451	16,514
Service revenues	7,582	5,024	26,068	20,831
Other	634	(671)	234	(4,032)
Total gross profit	55,907	36,185	181,601	123,288

Selling, general, and administrative expenses	30,067	24,647	111,409	97,525
Gain on sale of property and equipment	76	51	91	207

Income from operations	25,916	11,589	70,283	25,970

Interest expense	(10,840)	(10,020)	(41,822)	(39,856)
Other income, net	117	53	372	149

Income (loss) before income taxes	15,193	1,622	28,833	(13,737)

Income tax provision	502	—	673	—

Net income (loss)	$14,691	$1,622	$28,160	$(13,737)

H&E EQUIPMENT SERVICES L.L.C.

SELECTED BALANCE SHEET DATA (unaudited)

(in thousands)

	December 31,	December 31,
	2005	2004

Cash	$5,627	$3,358
Rental equipment, net	308,036	243,630
Total assets	530,697	408,669

Total debt(1)	349,902	299,392
Total liabilities	535,837	441,969
Members’ deficit	(5,140)	(33,300)
Total liabilities and members’ deficit	$530,697	$408,669

(1) Total debt consists of the aggregate amounts outstanding on the senior secured credit facility, senior secured notes, senior subordinated notes, notes payable and capital lease obligations.

H&E EQUIPMENT SERVICES L.L.C.

RECONCILIATION OF EARNINGS BEFORE INTEREST,

 TAXES, DEPRECIATION and AMORTIZATION (EBITDA)

(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net income (loss)	$14,691	$1,622	$28,833	$(13,737)
Interest expense	10,840	10,020	41,822	39,856
Income tax provision (benefit)	502	—	—	—
Depreciation and amortization	16,632	13,950	59,860	53,526

EBITDA	$42,665	$25,592	$130,515	$79,645

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